Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2019

●     Net Sales increased 18 percent

●     26th Consecutive Quarter with Sales Increase

SEMINOLE, Fla. – April 25, 2019 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its first quarter operating results for 2019.

The Company announced that for the first quarter ended March 31, 2019, net sales increased 18.4 percent to $86.6 million, compared to first quarter 2018 net sales of $73.1 million. Pretax Income was $3.0 million compared to $3.3 million in 2018. Net income was $2.4 million or $0.16 per diluted share for both periods.

Michael Benstock, Chief Executive Officer, commented, “Our uniform segment sales were up 22% from last year’s first quarter, as a result of our acquisition of CID Resources. We’ve made substantial progress on the integration of our uniform businesses, both operationally and through product sourcing and sales channels. Our ERP and Web system integrations within our business are progressing on schedule and, once completed, will allow us to manage our entire uniform business more efficiently on a single platform. During this quarter we started the construction of our second manufacturing facility in Haiti which is scheduled for completion this summer. We also initiated our multi-year modernization initiative at our keystone distribution center in Eudora, Arkansas as well as our center supporting CID in Dallas. Our investments in these initiatives are designed to generate cost efficiencies, improve working capital usage, and allow us to better serve the needs of our customers.

We continue to see strong growth at BAMKO and The Office Gurus. During the first quarter, BAMKO, our Promotional Products segment, posted sales growth of 9 percent to $20.4 million compared to the first quarter of last year. The Office Gurus, our Remote Staffing segment, continues to perform to our expectations with quarterly net sales growth to outside customers of 20 percent over the comparable period.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Thursday, April 25, 2019 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

-more-

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on May 2, 2019. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10130654 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Group of Companies, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:

Michael Attinella

Chief Financial Officer & Treasurer

(727) 803-7170

-OR-

Hala Elsherbini

Halliburton Investor Relations

(972) 458-8000

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED MARCH 31,

(Unaudited)

(In thousands, except shares and per share data)

	2019	2018

Net sales	$86,552	$73,087

Costs and expenses:
Cost of goods sold	56,284	48,212
Selling and administrative expenses	25,863	21,182
Other periodic pension costs	259	96
Interest expense	1,170	277
	83,576	69,767

Income before taxes on income	2,976	3,320
Income tax expense	600	870

Net income	$2,376	$2,450

Weighted average number of shares outstanding during the period
(Basic)	14,927,341	14,821,659
(Diluted)	15,262,654	15,457,629
Per Share Data:
Basic
Net income	$0.16	$0.17
Diluted
Net income	$0.16	$0.16

Cash dividends per common share	$0.1000	$0.0950

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

ASSETS

	March 31,
	2019	December 31,
	(Unaudited)	2018
CURRENT ASSETS:
Cash and cash equivalents	$6,824	$5,362
Accounts receivable, less allowance for doubtful accounts of $2,004 and $2,042, respectively	63,610	64,017
Accounts receivable - other	1,431	1,744
Inventories	65,753	67,301
Contract assets	47,359	49,236
Prepaid expenses and other current assets	11,488	9,552
TOTAL CURRENT ASSETS	196,465	197,212

PROPERTY, PLANT AND EQUIPMENT, NET	29,388	28,769
OPERATING LEASE RIGHT-OF-USE ASSETS	4,581	-
OTHER INTANGIBLE ASSETS, NET	65,389	66,312
GOODWILL	33,955	33,961
OTHER ASSETS	9,796	8,832
	$339,574	$335,086

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$24,802	$24,685
Other current liabilities	15,703	14,767
Current portion of long-term debt	15,286	6,000
Current portion of acquisition-related contingent liabilities	941	941
TOTAL CURRENT LIABILITIES	56,732	46,393

LONG-TERM DEBT	101,931	111,522
LONG-TERM PENSION LIABILITY	8,643	8,705
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	5,622	5,422
OPERATING LEASE LIABILITIES	2,866	-
DEFERRED TAX LIABILITY	7,365	8,475
OTHER LONG-TERM LIABILITIES	4,690	3,648
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,229,775 and 15,202,387, respectively.	15	15
Additional paid-in capital	56,536	55,859
Retained earnings	102,945	103,032
Accumulated other comprehensive income (loss), net of tax:
Pensions	(7,426)	(7,673)
Cash flow hedges	108	113
Foreign currency translation adjustment	(453)	(425)
TOTAL SHAREHOLDERS' EQUITY	151,725	150,921
	$339,574	$335,086

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31,

(Unaudited)

(In thousands)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,376	$2,450
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,060	1,626
Provision for bad debts - accounts receivable	138	157
Share-based compensation expense	481	1,052
Deferred income tax benefit (provision)	(1,182)	162
Gain on sale of property, plant and equipment	(3)	-
Change in fair value of acquisition-related contingent liabilities	201	209

Changes in assets and liabilities:
Accounts receivable - trade	309	2,147
Accounts receivable - other	312	(259)
Contract assets	1,876	(3,780)
Inventories	1,522	3,742
Prepaid expenses and other current assets	(2,197)	27
Other assets	(1,503)	(1,564)
Accounts payable and other current liabilities	(12)	(7,132)
Long-term pension liability	262	97
Other long-term liabilities	1,099	450
Net cash provided by (used in) operating activities	5,739	(616)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,723)	(1,055)
Proceeds from disposals of property, plant and equipment	3	-
Net cash used in investing activities	(1,720)	(1,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	54,856	31,657
Repayment of long-term debt	(55,161)	(24,642)
Payment of cash dividends	(1,515)	(1,402)
Payment of acquisition-related contingent liability	-	(2,000)
Proceeds received on exercise of stock options	210	257
Tax benefit from vesting of acquisition-related restricted stock	30	105
Tax withholding on exercise of stock rights	-	(17)
Common stock reaquired and retired	(992)	-
Net cash (used in) provided by financing activities	(2,572)	3,958

Effect of currency exchange rates on cash	15	25

Net increase in cash and cash equivalents	1,462	2,312

Cash and cash equivalents balance, beginning of year	5,362	8,130

Cash and cash equivalents balance, end of period	$6,824	$10,442

5